LIMITED POWER OF ATTORNEY

Know all by these presents, that the

undersigned hereby constitutes and

appoints Roland O. Burns, signing singly,

the undersigned's true and lawful

attorney-in-fact specifically and only to:

(1) execute for and on behalf of the

undersigned, in the undersigned's

capacity as an officer and/or director of

Comstock Resources Inc. (the "Company"),

Form ID or Forms 3, 4 and 5 strictly in

accordance with Section 16(a) of the

Securities Exchange Act of 1934 and the

rules thereunder;

(2)  do and perform any and all acts

strictly for and only on behalf of the

undersigned which may be necessary or

desirable to complete and execute such

Form ID or Form 3, 4 or 5 and timely file

such form with the United States Securities

and Exchange Commission and any stock

exchange or similar authority; and

(3)  take other actions solely in

connection with sections (1) and (2) which,

in the opinion of such attorney-in-fact,

may be of benefit to, in the best interest

of, or legally required by, the undersigned,

it being understood that the documents

executed by such attorney-in-fact on behalf

of the undersigned pursuant to this Power

of Attorney shall be in such form and shall

contain such items and conditions as such

attorney-in-fact may approve in such

attorney-in-fact's discretion.

(4)  Attorney-in-fact agrees to accept

this appointment subject to its terms, and

agrees to act and perform in said

fiduciary capacity consistent with my best

interest, as my attorney-in-fact in its

discretion deems advisable.

The undersigned hereby grants to each such

attorney-in-fact full power and authority

to do and perform any and every act and

thing whatsoever requisite, necessary or

proper to be done solely in the exercise of

the rights and powers herein granted, as

fully to all intents and purposes as the

undersigned might or could do if personally

present, with full power of substitution or

revocation, hereby ratifying and confirming

all that such attorney-in-fact, or such

attorney-in-fact's substitute or substitutes,

shall lawfully do or cause to be done by

virtue of this power of attorney and the

rights and powers herein granted.  The

undersigned acknowledges that the

foregoing attorneys-in-fact, in serving

strictly in such limited capacity at the

request of the undersigned, are not

assuming, nor is the Company assuming, any

of the undersigned's responsibilities to

comply with Section 16 of the Securities

Exchange Act of 1934.

This Power of Attorney shall remain in

full force and effect until the undersigned

is no longer required to file Forms 3, 4

and 5 with respect to the undersigned's

holdings of and transactions in securities

issued by the Company, or unless earlier

revoked by the undersigned in a signed

writing delivered to the foregoing attorneys-

in-fact or in the event that the undersigned

is incapacitated or upon my death.  This

Power of Attorney is governed by the laws

of the state of Texas.

IN WITNESS WHEREOF, the undersigned has caused

this Power of Attorney to be executed as of

this 10 day of August, 2018.

Arkana Drilling, LP

By:  /s/ Thomas L. Walker, Asst. Treasurer

State of Texas

County of Collins

On this 10 day of August, 2018, before me

personally came to me known and to me to be

the individual described in, and who executed

the foregoing Power of Attorney, and he

acknowledged to me that he executed the same.

/s/ Connie D. Toevs

Notary Public, State of Texas

ID #833202-0

My Commission Expires 09-19-2020